EXHIBIT 99.1

NEWS RELEASE

Contact:	Douglas Kessler	Tripp Sullivan
	COO and Head of Acquisitions	Corporate Communications, Inc.
	(972) 490-9600	(615) 254-3376

ASHFORD HOSPITALITY TRUST ORIGINATES $8 MILLION
MEZZANINE LOAN ON SANTA MONICA LUXURY HOTEL

Transaction Highlights:
◆ $8 Million Mezzanine Loan Secured by Interests in Viceroy Santa Monica
◆ High Profile Hotel Joins Growing Portfolio of Loan Investments
◆ Mezzanine and First Mortgage Business Continues to Grow

DALLAS — (February 9, 2005) — Ashford Hospitality Trust, Inc. (NYSE: AHT) today announced it has closed on an $8 million, two-year mezzanine loan on the 163-room Viceroy Santa Monica, a luxury boutique hotel in Santa Monica, CA.

The loan bears interest at a rate of 912.5 basis points over LIBOR with no LIBOR floor and with interest only payments for the initial term. Maturing in February 2007 with three one-year extension options, the loan is locked out from prepayment through September 2006. Any prepayment occurring after September 2006 through the maturity date shall include a prepayment premium of 0.5% of the original principal amount of the loan. Ashford received an origination fee of 1%.

Financing on the Viceroy Santa Monica includes a first mortgage of approximately $32 million by Bank of America N.A. and the $8 million mezzanine loan originated by Ashford. Ashford’s investment is approximately 68% to 85% of the capital structure of the financing and generates an initial unleveraged yield of approximately 11.7%. The borrower is a joint venture between Lubert-Adler, a real estate private equity firm, and The Kor Group. The Viceroy Santa Monica is managed by The Kor Group.

Located at the crossroads of Ocean Avenue and Pico Boulevard in Santa Monica, and named one of the 50 hottest hotels in the world by Condé Nast Traveler’s 2003 “Hot List,” Viceroy is an urban retreat overlooking the Pacific Ocean. Each of Viceroy’s 163 rooms and suites are appointed with Italian Designer linens and bathrobes, custom beds with down comforters and pillows, two-line cordless telephones, DSL access, dataports and flat-screen televisions. Viceroy features a restaurant, bar, two pools, cabanas and a sundeck.

Commenting on the announcement, Monty J. Bennett, President and CEO of Ashford Hospitality Trust, stated, “The Viceroy Santa Monica is a very attractive investment given the yield, loan to value, asset quality, and sponsorship. In addition to our hotel acquisition strategy, we continue to finance a wide array of hotels that are diversified by location, brand, and price segment. We are pleased to provide the Viceroy ownership group an attractive financing solution to meet their capital needs.”

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14185 Dallas Parkway, Suite 1100, Dallas, TX 75254	Phone: (972) 490-9600

AHT Originates $8 Million Mezzanine Loan on Santa Monica Luxury Hotel

February 9, 2005

Ashford Hospitality Trust is a self-administered real estate investment trust focused on investing in the hospitality industry across all segments and at all levels of the capital structure, including direct hotel investments, first mortgages, mezzanine loans and sale-leaseback transactions. Additional information can be found on the Company’s web site at www.ahtreit.com.

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, the impact of the financing on our business and future financial condition, our business and investment strategy, our understanding of our competition and current market trends and opportunities and projected capital expenditures. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford’s filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

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